SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM T-1
                                    --------

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                  OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) _X_

                                ________________

                         BANK ONE, NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)

    A National Banking Association                             36-0899825
                                                             (I.R.S. employer
                                                          identification number)

1 Bank One Plaza, Chicago, Illinois                            60670-0120
(Address of principal executive offices)                       (Zip Code)

                         Bank One, National Association
                        1 Bank One Plaza, Suite IL1-0120
                          Chicago, Illinois 60670-0120
                     Attn: Steven M. Wagner, (312) 732-3163
            (Name, address and telephone number of agent for service)


                               ___________________
                               CWABS MASTER TRUST
               (Exact name of obligor as specified in its charter)


         Delaware                                              Applied For
(State or other jurisdiction of                             (I.R.S. employer
 incorporation or organization)                           identification number)

c/o Wilmington Trust Company
Rodney Square North
Wilmington, Delaware                                           19890-0001
(Address of principal executive offices)                       (Zip Code)



          Revolving Home Equity Loan Asset Backed Notes, Series 2002-F
                         (Title of Indenture Securities)

Item 1.   General Information. Furnish the
          following information as to the trustee:

          (a) Name and address of each examining
          or supervising authority to which it is
          subject.

          Comptroller of Currency, Washington,
          D.C.; Federal Deposit Insurance
          Corporation, Washington, D.C.; The Board of Governors of the Federal Reserve
          System, Washington D.C..

          (b) Whether it is authorized to exercise corporate trust powers.

          The trustee is authorized to exercise
          corporate trust powers.

Item 2.   Affiliations With the Obligor. If the
          obligor is an affiliate of the trustee,
          describe each such affiliation.

          No such affiliation exists with the
          trustee.

Item 16.  List of exhibits. List below all
          exhibits filed as a part of this
          Statement of Eligibility.

          1.   A copy of the articles of
               association of the trustee now in
               effect.*

          2.   A copy of the certificates of
               authority of the trustee to
               commence business.*

          3.   A copy of the authorization of the
               trustee to exercise corporate trust
               powers.*

          4.   A copy of the existing by-laws of
               the trustee.*

          5.   Not Applicable.

          6.   The consent of the trustee required
               by Section 321(b) of the Act.

          7.   A copy of the latest report of
               condition of the trustee published
               pursuant to law or the requirements
               of its supervising or examining
               authority.

          8.   Not Applicable.

          9.   Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 30th day of September, 2002.


          Bank One, National Association,
          Trustee


          By  /s/ Steven M. Wagner
              Steven M. Wagner
              First Vice President




* Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One, National Association, filed as Exhibit 25 to the Registration Statement on Form S-3 of Household Finance Corporation filed with the Securities and Exchange Commission on March 24, 2000 (Registration No. 333-33240).

                                    EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                              September 30, 2002



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between CWABS Master Trust, and Bank One, National Association, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                          Very truly yours,

                          Bank One, National Association



                 By:   /s/ Steven M. Wagner
                       Steven M. Wagner
                       First Vice President

                                    EXHIBIT 7


Legal Title of Bank:    Bank One, N.A.       Call Date: 6/30/02
Address:                1 Bank One Plaza                           Cert #: 03618    Page RC-1
City, State  Zip:       Chicago, IL 60670

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for June 30, 2002

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                                        Dollar Amounts in thousands     C300
                                                                                                                        ----
                                                                                        RCON        BIL MIL THOU
                                                                                        ----        ------------
ASSETS
1.   Cash and balances due from depository institutions (from Schedule                  RCON
     RC-A):                                                                             ----
     a. Noninterest-bearing balances and currency and coin(1) ...............           0081        12,783,000          1.a
     b. Interest-bearing balances(2).........................................           0071         3,002,000          1.b
2.   Securities
     a. Held-to-maturity securities (from Schedule RC-B, column A)...........           1754                 0          2.a
     b. Available-for-sale securities (from Schedule RC-B, column D).........           1773        42,712,000          2.b
3.   Federal funds sold and securities purchased under agreements to resell
     a. Federal funds sold in domestic offices...............................           B987         7,139,000
     b. Securities Purchased under agreements to resell......................           B989         1,015,000          3.
4.   Loans and lease financing receivables: (from Schedule RC-C):                       RCON
                                                                                        ----
     a. Loans and leases held for sale.......................................           5369         1,537,000          4.a
     b. Loans and leases, net of unearned income.............................           B528       101,957,000          4.b
     c. LESS: Allowance for loan and lease losses............................           3123         2,551,000          4.c
     d. Loans and leases, net of unearned income and allowance
        (item 4.b minus 4.c).................................................           B529        99,406,000          4.d
5.   Trading assets (from Schedule RC-D).....................................           3545         3,353,000          5.
6.   Premises and fixed assets (including capitalized leases)................           2145         1,006,000          6.
7.   Other real estate owned (from Schedule RC-M)............................           2150            33,000          7.
8.   Investments in unconsolidated subsidiaries and associated
     companies (from Schedule RC-M)..........................................           2130           175,000          8.
9.   Customers' liability to this bank on acceptances outstanding............           2155           244,000          9.
10.  Intangible assets.......................................................
     a.  Goodwill............................................................           3163           473,000          10.a
     b.  Other intangible assets (from Schedule RC-M)........................           0426             2,000          10.b
11.  Other assets (from Schedule RC-F).......................................           2160        10,989,000          11.
12.  Total assets (sum of items 1 through 11)................................           2170       183,869,000          12.

_________
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.
(3) Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

Legal Title of Bank:    Bank One, N.A.       Call Date: 6/30/02
Address:                1 Bank One Plaza                           Cert #: 03618    Page RC-2
City, State  Zip:       Chicago, IL 60670

Schedule RC-Continued

LIABILITIES
                                                                                                      Dollar Amounts
                                                                                                       in Thousands
                                                                                                      ----------------
13.   Deposits:                                                                          RCON
      a. In domestic offices (sum of totals of columns A and C                           ----
         from Schedule RC-E) .................................................           2200             90,275,000      13.a
         (1) Noninterest-bearing(1)...........................................           6631             33,176,000      13.a1
         (2) Interest-bearing.................................................           6636             57,099,000      13.a2
      b. Not applicable
14.   Federal funds purchased and securities sold under agreements                       RCFN
      to repurchase                                                                      ----
      a. Federal funds purchased in domestic offices (2)......................           B993              5,324,000      14.a
      b. Securities sold under agreements to repurchase (3)...................           RCFD
                                                                                         ----
                                                                                         B995             13,027,000      14.b
15.   Trading Liabilities (from Schedule RC-D)................................           3548              3,119,000      15.
16.   Other borrowed money (includes mortgage indebtedness and
      obligations under capitalized leases) (from Schedule RC-M)..............           3190             19,954,000      16.
17.   Not applicable
18.   Bank's liability on acceptances executed and outstanding                           2920                244,000      18.
19.   Subordinated notes and debentures (2)...................................           3200              3,979,000      19.
20.   Other liabilities (from Schedule RC-G)..................................           2930             10,109,000      20.
21.   Total liabilities (sum of items 13 through 20)..........................           2948            170,457,000      21.
22.   Minority interest in consolidated subsidiaries..........................           3000                 60,000      22.
EQUITY CAPITAL
23.   Perpetual preferred stock and related surplus...........................           3838                      0      23.
24.   Common stock............................................................           3230                201,000      24.
25.   Surplus (exclude all surplus related to preferred stock)                           3839              7,479,000      25.
26.   a. Retained earnings....................................................           3632              5,545,000      26.a
      b. Accumulated other comprehensive income (3)...........................           B530                127,000      26.b
27.   Other equity capital components (4).....................................           A130                      0      27.
28.   Total equity capital (sum of items 23 through 27).......................           3210             13,352,000      28.
29.   Total liabilities, minority interest, and equity
      capital (sum of items 21, 22, and 28)...................................           3300            183,869,000      29.


Memorandum
To be reported only with the March Report of Condition                                      -------------------------
1.  Indicate  in the box at the right the number of the statement below that best           RCON       Number        Number
    describes the most comprehensive level of auditing work performed for the               ------------------------ M.I.
    bank by independent external auditors as of any date during 2001 ............           6724         N/A
                                                                                            ------------------------
1 =  Independent audit of the bank conducted in accordance           5=  Directors' examination of the bank performed by other
     with generally accepted auditing standards by a certified           external auditors (may be required by state chartering
     public accounting firm which submits a report on the bank           authority)
2 =  Independent audit of the bank's parent holding company          6=  Review of the bank's financial statements by external
     conducted in accordance with generally accepted auditing            auditors
     standards by a certified public accounting firm which           7=  Compilation of the bank's financial statements by external
     submits a report on the consolidated holding company                auditors
     (but not on the bank separately)                                8=  Other audit procedures (excluding tax preparation work)
3 =  Attestation on bank management's asseertion on the              9=  No external audit work
     effectiveness of internal control over financial reporting by a certified public accounting firm.
4 =  Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified
     public accounting firm (may be required by state
     chartering authority)



---------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "other borrowed money."
(3) Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.
(4) Includes limited-life preferred stock and related surplus.




(5) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.
(6) Includes treasury stock and unearned Employee Stock Ownership Plan shares.